[DESCRIPTION]Report of 10f-3 Transactions
Securities Purchased in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette Securities Corporation Subject to Rule 10f-3 Under the Investment Company Act of 1940
ALLIANCE TECHNOLOGY FUND

10f-3 TRANSACTIONS FOR THE PERIOD JUNE 1, 1999 THROUGH AUGUST 31, 1999
                                                                     Total   % of
                                                         Shares      Shares  Offering                         Shares
                           Date      Shares    Price per Purchased byOffered Purchased Purchased              Held
Security*                  Purchased Purchased Share     Fund Group  (000)   By Group  From                   08/31/99
Globespan Inc.             06/23/99  33,600    $15.00    47,400      3,250   1.46%     SG Cowen Securities    0
Internet .Com Corp.        06/25/99  53,300    $14.00    81,800      3,400   2.41%     Piper Jaffray          0
Persistence Software Inc.  06/25/99  16,400    $11.00    25,100      3,000   0.84%     BancBoston Robertson   0
E-Loan Inc.                06/28/99  14,900    $14.00    22,700      3,500   0.65%     Goldman Sachs          0
Network Plus Corp.         06/29/99  186,300   $16.00    283,200     8,000   3.54%     Goldman Sachs          0
Commerce One Inc.          07/01/99  38,400    $21.00    59,000      3,300   1.79%     CS First Boston        0
Liquid Audio Inc.          07/08/99  27,500    $15.00    32,000      4,200   0.76%     Lehman Brothers        0
National Information       07/15/99  146,500   $12.00    211,500     13,000  1.63%     Lewco Secs Agent       0
Engage Technologies Inc.   07/19/99  41,400    $15.00    63,000      6,000   1.05%     Goldman Sachs          0
Insweb Corp.               07/22/99  47,700    $17.00    72,800      5,000   1.46%     Goldman Sachs          0
Focal Communications Corp. 07/27/99  150,700   $13.00    235,600     9,950   2.37%     Salomon Smith Barney   0
Liberate Technologies      07/27/99  45,500    $16.00    70,700      6,250   1.13%     CS First Boston Corp.  0
Digex Inc.                 07/29/99  87,300    $17.00    135,600     10,000  1.36%     Bear Stearns           0
Net2Phone                  07/29/99  27,400    $15.00    41,900      5,400   0.78%     Lewco Secs Agent       0
1-800 Flowers.com, Inc.    08/02/99  21,900    $21.00    33,700      6,000   0.56%     Goldman Sachs          0
Homestore.com              08/04/99  105,100   $20.00    157,400     7,000   2.25%     Morgan Stanley         105,100
Agile Software Corp.       08/19/99  8,500     $21.00    13,000      3,000   0.43%     Morgan Stanley         0

10f-3 TRANSACTIONS FOR THE PERIOD SEPTEMBER 1, 1999 THROUGH NOVEMBER 30, 1999
                                                                     Total
                           Date      Shares    Price per Purchased byIssued  Purchased                        Held
Security*                  Purchased Purchased Share     Fund Group  (000)   By Group  Broker(s)              11/30/99
Trintech Group PLC         09/23/99  35,500    $11.55    47,300      5,800   0.82%     DB Clearing Services   0
Foundary Networks          09/28/99  57,300    $25.00    83,500      5,000   1.67%     DB Clearing Services   0
Telemate.Net Software, Inc.09/29/99  17,800    $14.00    23,700      3,500   0.68%     Soundview Technology   0
Internap Network Services C09/29/99  77,200    $20.00    112,200     8,700   1.29%     Morgan Stanley & Co.   0
DII Group, Inc.            09/29/99  490,500   $33.00    669,800     6,000   11.16%    Salomon Smith Barney   548,900
Illuminet Holdings Inc.    10/07/99  16,800    $19.00    22,500      3,900   0.58%     Morgan Stanley & Co.   0
Crossroads Systems         10/19/99  1,200     $18.00    9,500       3,500   0.27%     Dain Rauchser Securitie0
Crossroads Systems         10/19/99  5,400     $18.00    9,500       3,500   0.27%     SG Cowen Securities    0
Aether Systems Inc         10/20/99  62,800    $16.00    89,400      6,000   1.49%     Merrill Lynch Pierce   0
MCK Communicatons          10/22/99  22,500    $16.00    23,300      3,400   0.69%     BancBoston Robertson   0
Flextronics International  10/25/99  811,200   $67.69    903,600     5,000   18.07%    Banc America Securities811,200
Predictive Systems Inc.    10/27/99  22,200    $18.00    31,300      4,000   0.78%     BancBoston Robertson   0
Akamai Technologies        10/28/99  1,000     $26.00    1,000       8,000   0.01%     Thomas Weisel Partn.   0
Expedia, Inc.              11/09/99  2,300     $14.00    8,300       5,200   0.16%     Goldman Sachs          0
Metasolv Software          11/17/99  6,100     $19.00    18,300      5,000   0.37%     Morgan Stanley & Co.   0
IXL Enterprises, Inc.      11/18/99  363,200   $37.00    378,200     7,000   5.40%     Merrill Lynch Pierce   545,500
Exactis.com                11/19/99  2,600     $14.00    7,900       3,800   0.21%     Thomas Weisel Partn.   0
Mediaplex                  11/19/99  7,900     $12.00    21,400      6,000   0.36%     Lehman Brothers        0
Deltathree.com             11/22/99  4,500     $15.00    13,800      6,000   0.23%     Lehman Brothers        0
Smarterkids.com            11/23/99  1,000     $14.00    3,100       4,500   0.07%     Lewco Secs Agent       0
The Management Network Grou11/23/99  6,600     $17.00    20,000      4,615   0.43%     Lewco Secs Agent       0
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* Unless otherwise indicated, the securities were part of an issue registered under the Securities Act of 1933 and offered to the public.
**Indicates the puchase of an Eligible Rule 144A Security.
1) Purchases by all Alliance Funds, including the Fund, may not exceed: (a) if purchased in an offering other than an Eligible Rule 144A Offering, 25% of the principal amount of the offering of such class; or (b) if purchased in an
Eligible Rule 144A Offering, 25% of the total of (i) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus (ii) the principal amount of the offering of such class in any concurrent public offering.